Exhibit 10

LETTER AGREEMENT

THIS LETTER AGREEMENT (the “Agreement”), is made this 1st day of April 2006, by Dark Dynamite, Inc. (“DDYI”), a Nevada corporation and Diversified Holdings X, Inc. ("DHX"), a Nevada corporation This Agreement sets forth the terms and conditions upon which DDYI has agreed to sell its ownership of Black Chandelier, Inc. to DHX.

TERMS

1.	DDYI confirms that it currently has 100% ownership of the shares of stock issued and outstanding of Black Chandelier Inc

2.	DHX will tender a cash purchase price of $100 in exchange for all outstanding shares of Black Chandelier, Inc. held by DDYI.

3.	The above purchase and issuance will give DHX a 'controlling interest' in Black Chandelier, Inc.

4.	DDYI will prepare and file, if necessary, any required Securities and Exchange Commission ("SEC") filings, including Forms 8-K to report on the closing of this transaction.

5.
DDYI will eliminate all known or potential liabilities of Black Chandelier to DDYI as of the closing date. This will include, but is not limited to, any inter-company accounts payable and accrued expenses, as well as any liabilities shown on its last quarterly report filed with the Securities and Exchange Commission prior to the Closing.

6.
Black Chandelier will retain the obligation for all liabilities to third parties and will hold all rights to receivables as of the date hereof, the parties expressly agree that all liabilities and receivables between the DDYI and Black Chandelier are extinguished by the parties through this agreement and Black Chandelier hereby release DDYI from any third party liabilities arising out of Black Chandelier’s operations. DHX will assume any liabilities that may arise after closing.

7.	Controlling law - this LOI shall be construed under the laws of Utah.

8.	This Agreement is binding and enforceable by both parties.

IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.

Dark Dynamite, Inc. ("DDYI")

 /s/ Ming Lei
Ming Lei,
President,

Diversified Holding X, Inc.

/s/ Richard Surber
Richard Surber, President

Acknowledged and approved without objection
Shanxi Kai Da Lv You Gu Wen You Xian Gong Si ("Kai Da")

/s/ Ke, Xian Yan
Ke, Xian Yan
Chief Executive Officer